UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2011 (January 28, 2011)

Date of Report (Date of earliest event reported)

CONVIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34707	74-2935609
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11501 Domain Drive, Suite 200, Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

(512) 652-2600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 28, 2011, Convio, Inc., a Delaware corporation (“Convio”), Jay Hawk Acquisition Co., Inc., a Delaware corporation and a wholly-owned subsidiary of Convio (“Jay Hawk”), StrategicOne, L.L.C., a Kansas limited liability company (“StrategicOne”), Michael Rogers and James Fordyce entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which Jay Hawk acquired substantially all of the assets of StrategicOne related to its business of providing and implementing analytics and database marketing services to for-profit and non-profit clients (the “Business”).

As consideration for the acquisition, Jay Hawk (a) paid an aggregate amount of $4,916,000 in cash, $500,000 of which was withheld as security for breaches of representations and warranties and certain other expressly enumerated matters; (b) agreed to deliver up to 50,000 shares of common stock of Convio; and (c) agreed to pay up to $1,300,000 in additional cash consideration over the next three years upon the achievement by the Business of certain milestone-based objectives (the “Earnout Obligations”), the payment of which are guaranteed by Convio in the event that such milestone based objectives are achieved.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The press release announcing the Agreement is attached as Exhibit 99.1 hereto.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Convio or its subsidiaries. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Convio or its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Convio’s public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 hereto is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please refer to the description of the guaranty of the Earnout Obligations disclosed in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

2.1           Asset Purchase Agreement dated January 28, 2011 by and among Convio, Inc., Jay Hawk Acquisition Co., Inc., StrategicOne, L.L.C., Michael Rogers and James Fordyce

99.1         Press Release dated January 31, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2011	By:	/s/ JAMES R. OFFERDAHL
James R. Offerdahl Chief Financial Officer and Vice President of Administration (Principal Financial and Accounting Officer)

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